UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2005 (March 17, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 18, 2005, Crompton Corporation announced that it has entered into a definitive agreement to sell its Refined Products business to Sun Capital Partners Group Inc. for $80 million, subject to adjustment. The transaction is subject to regulatory and other approvals and the negotiation of certain ongoing supply arrangements. The transaction is expected to close within 60 days.

     Refined Products had 2004 revenues of approximately $265 million. Included in the sale are facilities in Petrolia, Pennsylvania; and Amsterdam, Koog aan de Zaan and Haarlem, the Netherlands. The business employs 470 people, who will remain with the Refined Products business.

     A copy of the asset purchase agreement and a press release describing the transaction are attached as exhibits hereto and are herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

          (c)          Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release Dated March 18, 2005 (incorporated by reference to Exhibit 99.1 to Crompton Corporation's Form 8-K, filed on March 18, 2005)
99.2	Asset Purchase Agreement By and Between Crompton Corporation and RP Products, LLC, Dated as of March 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: March 22, 2005

Exhibit Index
Exhibit Number	Exhibit Description
99.1	Press Release Dated March 18, 2005 (incorporated by reference to Exhibit 99.1 to Crompton Corporation's Form 8-K, filed on March 18, 2005)
99.2	Asset Purchase Agreement By and Between Crompton Corporation and RP Products, LLC, Dated as of March 17, 2005